Alliance California Municipal Income Fund, Inc.     Exhibit 77C
811-10575


77C - Matters submitted to a vote of security holders


A Joint Annual Meeting of Stockholders of Alliance California
Municipal Income Fund, Inc. ("ACMIF") was held on March 20, 2003.
A description of each proposal and number of shares voted at the meeting are as follows:

                                  Shares Voted                Abstained
                                  For

To elect one Class Three Director
of ACMIF for a term of three
years and until his successor is
duly elected and qualifies.

John D. Carifa                    7,721,948                94,201

To elect three Class One
Directors of ACMIF for a term of
one year and until his successor
is duly elected and qualifies.

Clifford L. Michel                7,715,208                 100,941

Donald J. Robinson                7,714,208                 101,941

John H. Dobkin                    7,717,829                 98,320

To elect two Class Two Directors
of ACMIF for a term of two years
and until his successor is duly
elected and qualifies.

William H. Foulk, Jr.              7,716,100                  100,049

David H. Dievler                   7,716,873                  99,276

To elect two Class Three
Directors of ACMIF preferred
stockholders for a term of three
years and until his or her
successor is duly elected and
qualifies.

Ruth Block                        2,566                      0

John D. Carifa                    2,566                      0


To elect three Class One
Directors of ACMIF preferred
stockholders for a term of one
year and until his successor is
duly elected and qualifies.

Clifford L. Michel                2,566                       0

Donald J. Robinson                2,566                       0

John H. Dobkin                    2,566                       0

To elect three Class Two
Directors of ACMIF preferred
stockholders for a term of two
years and until his successor is
duly elected and qualifies.

Dr. James M. Hester               2,566                       0

William H. Foulk, Jr.             2,566                       0

David H. Dievler                  2,566                       0